UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12

Kirby Corporation

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Your vote matters!

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on April 27, 2026 For Stockholders of record as of March 2, 2026

To order paper materials, use one of the

following methods.

Kirby Corporation

Annual Meeting of Stockholders Monday, April 27, 2026 10:00 AM, Central Daylight Time 55 Waugh Drive, Suite 1100 Houston, TX 77007

For a convenient way to view proxy materials, including the Notice of the 2026 Annual Meeting, Proxy Statement and the Company's Annual Report, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/KEX.

Internet:
www.investorelections.com/KEX

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1-866-648-8133

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paper@investorelections.com

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This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

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If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before April 17, 2026.

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Kirby Corporation Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4 AND 5

PROPOSAL
1.	Election of three Class I directors
1.01 Richard J. Alario
1.02 Tracy A. Embree
1.03 David W. Grzebinski

2.	Ratification of the Audit Committee's selection of KPMG LLP as Kirby's independent registered public accounting firm for 2026

3.	Advisory vote on the approval of the compensation of Kirby's named executive officers

4.	Approval of Amendment of the 2005 Stock and Incentive Plan

5.	Approval of Amendment of the 2000 Nonemployee Director Stock Plan